United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 7, 2012	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On June 7, 2012, Comtech Telecommunications Corp. (the “Company”) issued a press release announcing its results of operations for its third quarter ended April 30, 2012 and updated its fiscal 2012 financial guidance.

A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 7.01               Regulation FD Disclosure.

On June 7, 2012, the Company also announced that its Board of Directors (the “Board”) approved the declaration of a quarterly cash dividend of $0.275 per common share, payable on August 20, 2012 to stockholders of record at the close of business on July 20, 2012.

A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1
Press Release, dated June 7, 2012, reporting the financial results of the Company for its third quarter ended April 30, 2012 and updating its fiscal 2012 financial guidance (furnished and not filed herewith solely pursuant to Item 2.02).

99.2	Press Release, dated June 7, 2012, announcing that the Company’s Board declared a quarterly cash dividend of $0.275 per common share (furnished and not filed herewith solely pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: June 7, 2012
By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer